UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

GETTY IMAGES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41453	87-3764229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400 Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GETY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 4, 2023, Abe Investment Holdings, Inc. and Getty Images, Inc. (the “Getty Borrower”), which are subsidiaries of Getty Images Holdings, Inc., amended their existing senior secured credit facility with J.P. Morgan Chase Bank N.A., as administrative agent, and the other loan parties party thereto, to, among other things, (i) upsize the total amount of commitments under the revolving credit facility capacity from $80 million to $150 million and (ii) extend the maturity of the revolving credit facility until May 4, 2028 (with springing maturity to 180 days prior to the maturity of the existing $1,040.0 million term loan facility, the existing €450.0 million term loan facility and/or $300 million unsecured senior notes if more than $100.0 million in aggregate principal amount of such debt is outstanding with a maturity no later than 180 days after May 4, 2028).

Borrowings under the revolving credit facility will accrue interest initially at a rate equal to, at the Getty Borrower’s election, Term SOFR plus a margin of 4.00% or the Base Rate plus a margin of 3.00%. Term SOFR is subject to a 0.10% credit spread adjustment. The margin for the revolving credit facility is subject to adjustment based on the consolidated total debt to consolidated EBITDA ratio of the Getty Borrower and its restricted subsidiaries. The revolving credit facility also contains other covenants and events of default customary for credit facilities of this type.

The foregoing description of the amendment to the senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of May 4, 2023, by and among Abe Investment Holdings, Inc., Getty Images, Inc., J.P. Morgan Chase Bank N.A., as administrative agent, as an L/C Issuer (as defined therein) and as Swing Line Lender (as defined therein), the lenders party thereto and the other loan parties party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2023	GETTY IMAGES HOLDINGS, INC.

	By:	/s/ Kjelti Kellough
	Name:	Kjelti Kellough
	Title:	Senior Vice President, General Counsel, and Corporate Secretary